Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Apex Treasury Corporation (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), we, Ajmal Rahman and Hugh Cochrane, Co-Principal Executive Officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2026

/s/ Ajmal Rahman
Ajmal Rahman
Co-Chief Executive Officer and Chairman
(Co-Principal Executive Officer)

/s/ Hugh Cochrane
Hugh Cochrane
Co-Chief Executive Officer
(Co-Principal Executive Officer)